mansouniaguinea

Blox, Inc. Moves Closer to Mining License in Guinea:

ESIA Completed.

The Board of Directors of Blox, Inc. (OTCQB: BLXX), ("Blox" or the "Company") wish to provide shareholders with the following update from its Mansounia Gold Project in Guinea, West Africa.

Highlights:

- ***Environmental and Social Impact Assessment completed.***
- ***Pre-Feasibility Study Nearing completion.***
- ***Pre-Production Evaluations Underway.***
- ***Preparation for Presentation of ESIA and FS to Guinean Minerals Commission in Pursuit of Mining License.***

Further Information:

Vancouver, British Columbia – July 5th, 2017. (OTCQB: BLXX) Blox, Inc., ("BLOX" or the "Company") is pleased to announce the completion of field activities associated with a detailed Environmental and Social Impact Assessment (ESIA), which concludes a significant stage toward obtaining a Mining License for the Mansounia Gold Project in Guinea.

The Mansounia Gold Project is part of a $145km^2$ *concession located within the sub-prefecture of Kiniero, in the prefecture of Kouroussa, which is approximately 50 km west of the capital of the administrative region - Kankan, in the North East of Guinea. See Figure 1. The Mansounia Gold Project has a Mineral Resource Estimate of 1.29Moz (in accordance with the JORC guidelines and code for the Reporting or Mineral Resource Estimates, 2011).*

The ESIA document is used to communicate and discuss details of the project to all stakeholders, including government departments, environmental and other regulators, local communities as well as current and prospective shareholders. Apart from assessing the project's environmental impact, the document also covers risk mitigation and potential benefits to local residents. The ESIA is the beginning of an ongoing process of involvement on all social and environmental fronts.

Blox, Inc. engaged the internationally credentialed SAMEC (Security Africa Mining and Environmental Consulting) based in Conakry, to undertake the field-associated aspects of the ESIA program, which included - but was not limited to - addressing the following aspects:

- *Physical environment.*
- *Biological environment.*
- *Characterization of flora and fauna.*
- *Characterization of aquatic species.*
- *Characterization of habitat critical for ecological processes.*
- *Inventories:*
    - *Botanical inventory.*
    - *Inventory of mammals.*
    - *Inventory of birds.*
    - *Herpetological inventory.*
    - *Inventory of ants.*
- *Ecological study of freshwater.*
- *Fish sampling.*
- *Freshwater macroinvertebrates.*
- *Social and Environmental Aspects:*
    - *Issues of the project.*
    - *Consultation of stakeholders.*
    - *Identification and analysis of the impacts of the project.*
    - *Proposal of mitigation of environmental impacts.*
    - *Management of risks and accidents.*
    - *Development of an environmental and social management plan (ESMP).*

Robert Spiers, Chief Executive Officer of Blox, Inc., said, "The Company is very pleased to announce the completion of our ESIA – a significant milestone along the path to pre-production at the Mansounia Gold Project. Given the Company's mandate to green the mining process, it is vitally important to us that we take all steps necessary to mitigate the impact of our operations on local flora, fauna and waterways. It is also critical to work in partnership with local stakeholders to ensure that they benefit from our presence in the area and are better off by us being there.

"Moving forward, we are now concentrating our efforts on our Feasibility Study as we draw closer to being issued with a Mining License for Mansounia. We are already exploring options to either build a small-scale plant on site or potentially toll treat our ore at a mill located less than 5km from our pit. It is a very exciting time for everyone at Blox, Inc – especially our shareholders – and the completion of our ESIA signifies the delivery of another important milestone by the combined Blox, Inc. team who operate from Australia, Canada, the UK, Ghana and Guinea."


SENEGAL
MALI
Bamako
GUINEA-BISSAU
Gaoual
Labé
GUINEA
Dinguiraye
Siguiri
Boké
Télimélé
Kamsar
Dabola
Kouroussa
Fria
Mamou
Kankan
Boffa
Kindia
Faranah
Mansounia
Coyah
Forécariah
Conakry
Kissidougou
Kérouané
SIERRA LEONE
Freetown
Nzérékoré
LIBERIA
0
75 mi

Figure 1. Mansounia location – Kankan Prefecture, Guinea, West Africa.



Figure 2. The landscape and people of the Kouroussa region.

Competent Persons Statement:

The information in this report that relates to the Exploration Results, Mineral Resources and Ore Reserves is based on information compiled by Mr Robert Spiers who is a Member of the Australian Institute of Geoscientists. Mr Spiers has more than 5 years' experience relevant to the styles of mineralization and type of deposit under consideration and to the activity which

they are undertaking to qualify as a Competent Person, as defined in the 2012 Edition of the "Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves".

Mr Spiers is a full-time employee of Blox, Inc. and a Director. Mr Spiers has consented to the inclusion of the matters in this report based on their information in the form and context in which it appears.

Cautionary Note Regarding Forward-Looking Information

Forward Looking Statement Disclaimer. This press release may present "forward-looking statements" within the meaning of applicable securities legislation that involve inherent risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect continuing the economic re-assessment of our assets in Guinea and Ghana, or potentially moving into production in the medium term. Generally, these forward-looking statements can be identified by the use of forward looking terminology such as "plans", "expects" or "does not expect", "is expected", budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Blox, Inc. or the combined company to be materially different from those expressed or implied by such forward looking statements, including but not limited to: risks related to international operations, risks related to the integration of acquisitions; risks related to joint venture operations; actual results of current exploration activities; actual results of current or future reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold and other minerals and metals; possible variations in ore reserves, grade or recovery rates; failure of equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; and delays in obtaining governmental approvals or financing or in the completion of development or construction activities. Although the management and officers of Blox, Inc. believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions and have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Blox Inc. does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.